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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                 FORM 8-A/A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                              AMENDMENT NO. 2

                              UNUM CORPORATION
           (Exact name of registrant as specified in its charter)


               DELAWARE                                      01-0405657
        (State of incorporation                            (IRS Employer
            or organization)                            Identification No.)

         2211 Congress Street                                  04122
            Portland, Maine                                  (Zip Code)
(address of principal executive offices)


Securities to be registered pursuant to Section 12(b) of the
Act:

                                             Name of exchange on
          Title of each Class                which each class is to
          to be so registered                   to be registered

          Preferred Stock                    New York Stock Exchange, Inc.
          Purchase Rights                    Pacific Exchange Incorporated

          If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

          If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

          Securities Act registration statement file number to which this form relates:

          ...............(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                                    None
                              (Title of Class)


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                                                                          2

          Item 1 of Form 8-A dated March 13, 1992 (as amended through June 21, 1996, the "Form 8-A"), of UNUM Corporation is hereby amended as follows:

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          Item 1 of the Form 8-A is hereby amended by adding the following paragraph at the end of Item 1 of the Form 8-A:

          On November 22, 1998, UNUM Corporation (the "Company") executed an amendment (the "Amendment") to the Rights Agreement, dated as of March 13, 1992, as amended (the "Rights Agreement"), between the Company and First Chicago Trust Company of New York, as Rights Agent. The Amendment provides that neither Provident Companies, Inc., a Delaware corporation ("Provident"), nor any of its respective Affiliates or Associates will become an Acquiring Person (as that term is defined in the Rights Agreement) as a result of the occurrence of any of the following: (i) the execution of the Agreement and Plan of Merger dated as of November 22, 1998, between the Company and Provident, (the "Merger Agreement"), the execution of the Stockholders Agreement (as defined in the Merger Agreement) or the Option Agreements (as defined in the Merger Agreement),
(ii) the announcement of the Merger (as defined in the Merger Agreement),
(iii) the acquisition of Common Stock of the Company pursuant to the Merger, the Merger Agreement or the Option Agreements or (iv) the consummation of the Merger or of the other transactions contemplated by the Merger Agreement, the Stockholders Agreement or the Option Agreements. The Amendment further provides that, despite the occurrence of any of the events described under (i), (ii), (iii) or (iv) above, a Distribution Date, Triggering Event or Stock Acquisition Date (as such terms are defined in the Rights Agreement) will not occur, no Rights will separate from the shares of Common Stock or otherwise become exercisable and no adjustment will be made pursuant to Sections 11 or 13 of the Rights Agreement.

          The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment attached hereto as Exhibit A and incorporated herein by reference, to the Amendment No. 1 to the Rights Agreement attached as an exhibit to the Form 8-A/A filed on June 21, 1996, and to the Rights Agreement attached as an exhibit to the Form 8-A filed on March 13, 1992, and incorporated herein by reference.

ITEM 2.  EXHIBITS.


         Exhibit No.                Description

         1.*                        Form of Rights Agreement, dated as of
                                    March 13, 1992, between UNUM
                                    Corporation and First Chicago Trust
                                    Company of New York which includes as
                                    Exhibit B thereto the Form of Rights
                                    Certificate.

         2.**                       First Amendment, dated as of June 19,
                                    1996, to the Rights Agreement.

         3. Second Amendment, dated as of November 22, 1998, to the Rights Agreement.

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[*Incorporated by reference to Exhibit 1 to Form 8-A filed March 18, 1992,
File No. 1-09254]

[**Incorporated by reference to Exhibit 2 to Amendment No. 1 to Form 8-A filed June 21, 1996, File No. 1-09254]

                                 SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  November 25, 1998      UNUM CORPORATION.
                              (Registrant)



                              By: /s/ Robert E. Broatch
                                  -----------------------------
                                  Name:  Robert E. Broatch
                                  Title: Senior Vice President &
                                           Chief Financial Officer

                                                                          5
                               EXHIBIT INDEX


         Exhibit No.                Description

         1.*                        Form of Rights Agreement, dated as of
                                    March 13, 1992, between UNUM
                                    Corporation and First Chicago Trust
                                    Company of New York which includes as
                                    Exhibit B thereto the Form of Rights
                                    Certificate.

         2.**                       First Amendment, dated as of June 19,
                                    1996, to the Rights Agreement.

         3. Second Amendment, dated as of November 22, 1998, to the Rights Agreement.

------------

[*Incorporated by reference to Exhibit 1 to Form 8-A filed March 18, 1992, File No. 1-09254]

[**Incorporated by reference to Exhibit 2 to Amendment No. 1 to Form 8-A filed June 21, 1996, File No. 1-09254]